FOR IMMEDIATE RELEASE

SUNOPTA PROVIDES UPDATE ON PERFORMANCE EXPECTATIONS

Q1 2020 Adjusted EBITDA expected to double YOY excluding disposed operations

Toronto, March 19, 2020 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq:STKL) (TSX:SOY), a leading global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing and production, today announced preliminary financial guidance for the first quarter ending March 28, 2020. This estimate is based on January and February actuals combined with a forecast for March.  This guidance is being provided to update shareholders on the Company's performance and to disseminate non-public information to the market, to facilitate the accurate pricing of up to $60 million of preferred shares financing. Given the attractive growth opportunities in SunOpta's plant-based foods and beverages segment, the proceeds will be primarily used to drive accelerated growth in this business unit.

SunOpta estimates the following ranges of performance for the first quarter, 2020:

  Revenue in a range of $320 to $340 million, compared with $305.3 million in the first quarter of 2019, or $295.0 million adjusted for disposed operations
  Net income (loss) attributable to common shareholders in a range of ($2.0) - $ 2.0 million, compared with $23.7 million in the first quarter of 2019. Net income in the first quarter of 2019 included a pre-tax gain on the sale of the specialty and organic soy and corn business of $45.6 million.
  Adjusted EBITDA in a range of $21 to $25 million, compared with $10.9 million in the first quarter of 2019, or $11.1 million adjusted for disposed operations.
  We attribute approximately $5 -$10 million of revenue growth and approximately ($.0.5) -$(1.5) million of Adjusted EBITDA to the impact of COVID-19. The positive margin impact of the revenue growth is being more than offset by an approximately $2.5 million unrealized loss on Mexican inventory revaluation as a result of the Peso devaluation.

"I am pleased to report that SunOpta expects to double adjusted EBITDA, excluding disposed operations, in the first quarter of 2020 versus the prior year.  The adjusted EBITDA results reflect strong performance in all three of our business units.  We continue to deliver very strong revenue growth and margin expansion in our plant-based beverages business unit, supported by sequential improvement in our fruit-based segment.  Our Global Ingredients business unit is also seeing strong sequential improvement as we moved past the previously identified non-systemic headwinds from Q4.  Overall, this continues the strong trend established in the fourth quarter of 2019, where the plant-based segment revenue grew by 25% and SunOpta doubled adjusted EBITDA." said Joe Ennen, Chief Executive Officer at SunOpta.

Mr. Ennen continued, "To support attractive strategic growth investments in the plant-based food and beverage segment and to provide incremental corporate liquidity, we are also exploring a smaller debt financing package to supplement preferred equity financing. The total of these financing efforts could be up to $85 million in value. No assurances can be given that these financing efforts will be successful. We will provide an update at, or in advance of, our first quarter earnings release date."

The performance expectations disclosed in this press release are preliminary estimates and unaudited. All preliminary performance expectations provided in this release are subject to change pending the completion of the Company's fiscal quarter and the Company's financial reporting procedures. The Company does not currently intend to provide preliminary financial information with respect to future periods. The Company expects to report full first quarter financial results in early May 2020.

All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

¹ See discussion of non-GAAP measures

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on plant-based foods and beverages, fruit-based foods and beverages, and organic ingredient sourcing and production. SunOpta specializes in the sourcing, processing and packaging of organic, natural and non-GMO food products, integrated from seed through packaged products; with a focus on strategic vertically integrated business models.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our expectation that we will continue to experience strong revenue and margin expansion for the remainder of the first quarter of fiscal 2020,our potential discussions regarding debt and equity financing alternatives and the proposed use of the proceeds of any such financing alternatives. Generally, forward-looking statements do not relate strictly to historical or current facts and are typically accompanied by words such as "expect", "believe", "anticipate",  "continue", "estimates", "can", "will", "targeting", "should", "would", "plans", "becoming", "intend", "confident", "may", "project", "potential", "intention", "might", "predict", "budget", "forecast" or other similar terms and phrases intended to identify these forward-looking statements. Forward-looking statements are based on information available to the Company on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments including, but not limited to, the Company's actual financial results for the fourth quarter of 2019 and the first two months of the current quarter; the anticipated demand for the Company's products due to COVID-19, general economic conditions; continued consumer interest in health and wellness; the Company's ability to maintain product pricing levels; current customer demand; planned facility and operational expansions, closures and divestitures; cost rationalization and product development initiatives; alternative potential uses for the Company's capital resources; portfolio optimization and productivity efforts, the sustainability of the Company's sales pipeline, the Company's expectations regarding commodity pricing, margins and hedging results, improved availability and field prices for fruit, procurement and logistics savings, freight lane cost reductions, yield and throughput enhancements, and labor cost reductions. Whether actual timing and results will agree with expectations and predications of the Company is subject to many risks and uncertainties including, but not limited to, liquidity constraints and the availability of alternative financing sources; potential loss of suppliers and customers as well as supply chain, logistics and other disruptions resulting from or related to COVID-19; unexpected issues or delays with the Company's structural improvements and automation investments; failure or inability to implement portfolio changes, process improvements, go-to-market improvements and process sustainability strategies in a timely manner; changes in the level of capital investment; local and global political and economic conditions; consumer spending patterns and changes in market trends; decreases in customer demand; delayed or unsuccessful product development efforts; potential product recalls; working capital management; availability and pricing of raw materials and supplies; potential covenant breaches under the Company's credit facilities; and other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on its website to reflect future events or circumstances, except as may be required under applicable securities laws.

Scott Van Winkle

ICR

617-956-6736

scott.vanwinkle@icrinc.com

Source: SunOpta Inc.

Non-GAAP Measures

In addition to reporting financial results in accordance with U.S. GAAP, the Company provides additional information about its operating results regarding adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), which are not measures in accordance with U.S. GAAP. The Company believes that adjusted EBITDA assists investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of its operating performance. The non-GAAP measures of adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP.

In order to evaluate its results of operations, the Company uses certain other non-GAAP measures that it believes enhance an investor's ability to derive meaningful period-over-period comparisons and trends from the results of operations. In particular, the Company evaluates its revenues on a basis that excludes the effects of fluctuations in commodity pricing and foreign exchange rates, and the impacts of acquired or disposed operations and changes in contractual relationships with customers.  In addition, the Company excludes specific items from its reported results that due to their nature or size, it does not expect to occur as part of its normal business on a regular basis. These items are identified in the table below. These non-GAAP measures are presented solely to allow investors to more fully assess the Company's results of operations and should not be considered in isolation of, or as substitutes for an analysis of the Company's results as reported under U.S. GAAP.

Adjusted EBITDA

The Company defines adjusted EBITDA as segment operating income/loss plus depreciation, amortization, non-cash stock-based compensation, and other unusual items that affect the comparability of operating performance. The following is a tabular presentation of adjusted EBITDA, including a reconciliation to net earnings/loss, which the Company believes to be the most directly comparable U.S. GAAP financial measure. The Company believes this presentation assists investors in assessing the results of the operations the Company has disposed and the effect of those operations on its financial performance.

		Quarter ended
	March 28, 2020	March 30, 2019
	$	$
(all dollar amounts expressed in millions of US dollars)	(Estimated)
Net earnings (loss)	(2.0) to 2.0	25.6
Provision for income taxes (a)	0.1	9.5
Interest expense, net	7.7	8.7
Other expense (income) (b)	1.3	(43.5)
Total segment operating income	9.1	0.3
Depreciation and amortization	8.9	8.3
Stock-based compensation	3.5	1.9
Costs related to Value Creation Plan (c)	0.9	0.2
Costs related to COVID-19 precautionary measures (d)	0.5	-
Contract manufacturer transition costs (e)	-	0.1
Adjusted EBITDA	21.0 to 25.0	10.9

(a) Provision for income taxes has been estimated using an expected effective tax rate of 31.72%.
(b) Other expense for the first quarter of 2020 reflects employee termination costs related to offices closures. Other inome for the first quarter of 2019 includes the pre-tax gain on sale of the soy and corn business of $45.6 million along with th ereversal of $2.1 million of previously recognized stock-based compensation expense, partially offset by $3.5 million of employee termination and recruitment costs.
(c) For the first quarter of 2020, reflects professional fees recorded in SG&A expense. For the first quarter of 2019, reflects professional fees and employee retention costs of $0.2 million recorded in SG&A expense.
(d) For the first quarter of 2020, reflects costs associated with preventative measures taken by the company in response to the COVID-19 pandemic.
(e) For the first quarter of 2019, reflects costs to transition certain production activities to a new contract manufacturer, which were recorded in cost of goods sold.